Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-170914) pertaining to Hudson Pacific Properties, Inc.’s Directors Stock Plan;
(2) Registration Statement (Form S-8 No. 333-167847) pertaining to Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan;
(3) Registration Statement (Form S-8 No. 333-185497) pertaining to Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan;
(4) Registration Statement (Form S-3 No. 333-175326) of Hudson Pacific Properties, Inc.; and
(5) Registration Statement (Form S-3 No. 333-176543) of Hudson Pacific Properties, Inc.;
and in the related Prospectuses of our report dated August 26, 2013, with respect to the statement of revenue and certain expenses of Pinnacle II included in this Current Report (Form 8-K), filed with the Securities and Exchange Commission on August 26, 2013.

/s/ Ernst & Young LLP

Los Angeles, California
August 26, 2013